UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2012

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 26, 2012, the Company held its 2011 Annual Meeting of Shareholders. Two proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle as directors of the Company to serve until the 2012 Annual Meeting of Shareholders and (2) the ratification of the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2012 (fiscal 2011).

All of the proposals were approved. The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2012 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	6,769,363	37,845	1,610,617
Michael W. Katz	6,771,910	35,298	1,610,617
Carole Ann Taylor	6,805,783	1,425	1,610,617
Joseph Bouhadana	6,805,783	1,425	1,610,617
Paul Garfinkle	6,805,783	1,425	1,610,617

(2) Ratification of the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2012 (fiscal 2011):

For	Against	Abstain
8,398,359	19,466	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: January 30, 2012	By: /S/ Donna L. Dellomo Donna L. Dellomo Chief Financial Officer